EXHIBIT 99.4

GT ADVANCED TECHNOLOGIES

Mesa assets latest offer
10/19/2015

Latest cash offer vs. Hilco value

Assets	Offer unit price	Hilco unit value	$ Cash offer	$ Hilco value	Cash offer vs. Hilco value	%
900 K kg Virgin meltstock	[redacted]					
247,370 kg recycle meltstock						
Balance of boules						
2000 pieces seed						
12,261 km Diamond Wire						
Wire saw pulley						
2800 kg test boules						
3000 kg rejected brick						
Subtotal Inventory and consumable			$1,338,958	$20,078,284	$ (18,739,326)	93.33%
18 Wire saw MB650	[redacted]					
17 Wire saw MB860						
16 Wire saw MB750						
Recycle room equipment						
Subtotal equipment			$ 991,000	$ 3,878,982	$ (2,887,982)	74.45%
Total			$2,329,958	$23,957,266	$ (21,627,308)	90.27%

We have sales effort underway to sell Meyer Burger MB750 and 860, we will hold on selling these Wire saws.

Balance of assets and Hilco valuation

	Latest offer	Hilco GOLV	Notes
Inventory & consumables	$ 1.3 M	$20.1 M	
Balance of Inventory & consumables	$ 0.6 M	$ 6.1 M	Sales forecast; marketing effort underway
Total inventory and consumables	$ 1.9 M	$26.2 M	
Equipment	$ 1.0 M	$ 3.9 M	
Balance of equipment	$ 1.0 M	$ 2.4 M	Forecast sales and auction
Total equipment	$ 2.0 M	$ 6.3 M	
Total Inventory and Equipment	$ 3.9 M	$32.5 M	

	Cash sales	Hilco GOLV
Year to date sales	$13.7 M	$13.9 M
Total forecast	$17.6 M	$46.4 M